REAL ESTATE DEMAND NOTE

$5,154,999.94                                                Uniondale, New York
                                                                February 9, 2006

       FOR VALUE RECEIVED, INTERPHARM, INC., a New York corporation, having an address at 75 Adams Avenue, Commack, New York 11725 (herein referred to as "Maker"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, having an address at 119 West 40th Street, New York, New York 10018 (herein referred to as "Payee"), at its main offices in Minneapolis, Minnesota, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Five Million One Hundred Fifty Four Thousand Nine Hundred Ninety Nine and 94/100 Dollars ($5,154,999.94), in lawful money of the United States of America, ON DEMAND by Payee, together with interest thereon at the rate of ten percent (10%) per annum, to be computed from the date hereof to and including the date that said principal sum and all other amounts due and payable hereunder are paid in full.

       IT IS HEREBY EXPRESSLY AGREED, that the principal sum of this Note shall become due on demand by Payee or at the option of Payee on the happening of any default or event by which, under the terms of the Mortgage, said principal sum may or shall become due and payable. All of the terms, covenants and conditions contained in the Mortgage are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

       Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

       This Note is secured by a certain Demand Mortgage and Security Agreement, dated the date hereof, between Maker, as mortgagor, and Payee, as mortgagee, on certain premises located at 50 Horseblock Road, Yaphank, New York 11980 (the "Mortgage").

       In the event that it should become necessary to employ counsel to collect the principal sum of this Note or any other amounts due and payable hereunder, to protect or foreclose the security hereof or to otherwise enforce the provisions of this Note or the Mortgage, Maker also agrees to pay attorneys' fees and disbursements for the services of such counsel whether or not suit is brought, and if suit is brought, then through all appellate actions.

       This Note may not be changed or terminated orally.

       IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

                                    INTERPHARM, INC.

                                    By: /s/ George Aronson
                                       ---------------------------------------
                                       George Aronson, Chief Financial Officer

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )

      On the 9th day of February, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared George Aronson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                               --------------------------------
                                                 Notary Public


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